UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

EQUILLIUM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY - SUBJECT TO COMPLETION

EQUILLIUM, INC.

2223 Avenida De La Playa, Suite 105

La Jolla, CA 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held On May 28, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Equillium, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, May 28, 2026, starting at 1:00 p.m. (Pacific Time). The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.proxydocs.com/EQ. A complete list of record stockholders will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please email us at ir@equilliumbio.com. The meeting will be held for the following purposes:

1.
To elect the Board’s two nominees for Class II director named as nominees in this Proxy Statement to hold office until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal;
2.
To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion;
3.
To ratify the appointment by the Audit Committee of the Board of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.
To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 to 400,000,000 shares; and
5.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on April 1, 2026 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/EQ and entering the Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 12:45p.m. Pacific Time, on May 28, 2026.

Only stockholders of record at the close of business on April 1, 2026 and their proxy holders may vote at the meeting or any adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to Be Held on May 28, 2026 starting at 1:00 p.m. (Pacific Time) at

www.proxydocs.com/EQ.

The proxy statement and annual report to stockholders are available at www.proxydocs.com/EQ.

Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

Bruce D. Steel Chief Executive Officer La Jolla, California
, 2026

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting.

EQUILLIUM, INC.

2223 Avenida De La Playa, Suite 105

La Jolla, CA 92037

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held On May 28, 2026

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Equillium, Inc. (the “Company,” “Equillium,” “we,” “us,” or “our”), in connection with our 2026 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about , 2026.

v

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of the Company is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this Proxy Statement and the form of proxy available to stockholders on or about , 2026.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after , 2026.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.proxydocs.com/EQ. If you are a stockholder of record, you will be asked to provide the control number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The webcast of the Annual Meeting will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 1, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/EQ and enter the Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.proxydocs.com/EQ and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Annual Meeting, how do we ask questions of management and the Board?

Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting for approximately five days in advance of the Annual Meeting through www.proxydocs.com/EQ. We plan to spend up to 15 minutes answering appropriate stockholder questions after the proposals are formally presented and prior to the closing of voting at the Annual Meeting and will include as many stockholder questions that comply with the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting and not in compliance with the rules of conduct for the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through www.proxydocs.com/EQ.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 1, 2026 will be entitled to vote at the Annual Meeting. On this record date, there were shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 1, 2026, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to register and attend the Annual Meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or voting by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 1, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice. The paper proxy card you may receive would also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card you may receive with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 18, 2026 and until the day prior to the Annual Meeting, stockholders should email ir@equilliumbio.com.

What am I voting on?

There are four matters scheduled for a vote:

•
Proposal 1: To elect the Board’s two nominees for Class II director named as nominees in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal;
•
Proposal 2: Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion;
•
Proposal 3: To ratify the appointment by the Audit Committee of the Board of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•
Proposal 4: To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 to 400,000,000 shares.

What if another matter is properly brought before the Annual Meeting?

The Board does not know of any other matters to be brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

•
VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/EQ. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions during the meeting. Please be sure to follow instructions found on www.proxydocs.com/EQ or your proxy card and subsequent instructions that will be delivered to you via email. Stockholders will be able to attend the Annual Meeting platform beginning at 12:45 p.m. (Pacific Time) on May 28, 2026, pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/EQ.
•
TO VOTE BY PHONE: To vote over the telephone, dial toll-free 855-680-7102 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from your Notice. Your telephone vote must be received by 1:00 p.m. Pacific Time on May 28, 2026 to be counted.
•
TO VOTE BY INTERNET: You can vote over the Internet at www.proxypush.com/EQ by following the instructions on the Notice or proxy card that may be delivered to you. Your internet vote must be received by 1:00 p.m. Pacific Time on May 28, 2026 to be counted.
•
TO VOTE BY PROXY CARD: To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope we have provided or return it to: Proxy Tabulator for Equillium, Inc., P.O. Box 8016, Cary, North Carolina 27512-9903. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank or other agent, you should have received a voting instruction form with the Notice from that organization rather than from Equillium. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must register at www.proxydocs.com/EQ prior to the deadline of May 27, 2026 at 2:00 p.m. (Pacific Time). You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instruction will be provided to you as part of your registration process.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 1, 2026.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, “For” the ratification of the appointment by the Audit Committee of the Board of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and

“For” the approval of an increase in authorized shares. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. Proposals 2, 3 and 4 are each considered to be “routine,” meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 3 and 4.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposals 2, 3 and 4 are each considered to be a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on such proposals. Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with such proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

Equillium will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks or other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.

•
You may send a timely written notice that you are revoking your proxy to Equillium’s Secretary at 2223 Avenida de la Playa, Suite 105, La Jolla, CA 92037, provided that such notice is received no later than May 27, 2026.
•
You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your brokerage firm, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes, as applicable	Effect of Broker Non- Votes	Board Recommendation

1	Election of Directors named in this Proxy Statement	The nominees receiving the most “For” votes will be elected.	FOR or WITHHOLD	No Effect	No Effect	FOR both nominees

2

Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for- 20, inclusive, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion

		“For” votes from a majority of the votes cast on this proposal is required for approval.	FOR, AGAINST or ABSTAIN	No Effect	No Effect	FOR

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes, as applicable	Effect of Broker Non- Votes	Board Recommendation

3	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2026	“For” votes from a majority of the shares present virtually or represented by proxy and entitled to vote on the matter is required for approval.	FOR, AGAINST or ABSTAIN	Against	No Effect	FOR

4	Amend Company's Amended and Restated Certificate of Incorporation to increase authorized shares of common stock from 200,000,000 to 400,000,000	“For” votes from a majority of the votes cast on this proposal is required for approval.	FOR, AGAINST or ABSTAIN	No Effect	No Effect	FOR

Who will count the vote?

A representative of Equillium will tabulate the votes and act as inspector of elections.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were shares of common stock outstanding and entitled to vote. Thus, the holders of shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present virtually at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at www.proxydocs.com/EQ.

Why hold a virtual meeting?

We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interests of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward-looking statements, please refer to the “Risk Factors” in Part I. Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our subsequent periodic reports on Form 10-Q and Form 8-K.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There are three Class II directors whose term of office expires in 2026: Peter Colabuono, Charles McDermott and Bruce Steel. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Mr. McDermott and Mr. Steel are each current directors of the Company, were each elected to the Board at the annual meeting of stockholders in 2023 and were each recommended for reelection to the Board by the Nominating and Corporate Governance Committee of the Board. Mr. Colabuono, who is currently serving on the Board, was not nominated for election at the Annual Meeting and his term as a director will end at the Annual Meeting. The Board reduced the size of the Board from seven directors to six directors effective immediately prior to the Annual Meeting. If elected at the Annual Meeting, each of Mr. McDermott and Mr. Steel would serve until the 2029 Annual Meeting of Stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Seven of our then-current directors attended our annual meeting of stockholders in 2025.

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. McDermott and Mr. Steel. We have no reason to believe that either nominee will be unavailable or, if elected, will decline to serve. In the event that either nominee should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Nominees for Election to the Board of Directors

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated the nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. To provide a diverse mix of experience and perspective on the Board, the Nominating and Corporate Governance Committee also takes into account geographic, gender, age, racial and ethnic diversity.

The biographies of each of our nominees for election to the Board as Class II directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class II Director Nominees for Election at the Annual Meeting

Charles McDermott	Director Since: September 2018 Age: 54	Committee Memberships: Audit Committee and Nominating and Corporate Governance Committee

Charles McDermott has served as a member of our Board since September 2018. Mr. McDermott has served on the board of directors and as President and Chief Executive Officer of Primmune Therapeutics, Inc., a privately-held biotechnology company, since March 2019. Mr. McDermott has served as a Managing Member of McDermott Consulting, LLC since September 2018. From September 2017 to May 2018, Mr. McDermott served as President and Chief Business Officer of Impact Biomedicines, Inc., a privately-held biotechnology company. Prior to that, Mr. McDermott served as President and Chief Business Officer of Kala Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from June 2015 to August 2017. Mr. McDermott currently serves as chairman of the board of directors of Anavo Therapeutics GmbH, a privately-held biotechnology company. Mr. McDermott holds an M.B.A. from the University of San Diego, an M.A. in Molecular, Cellular and Developmental Biology from the University of California at Santa Barbara, a B.S. in Biochemistry and Molecular Biology from the University of California Santa Cruz and a Certificate in Clinical Trial Design and Management from the University of California San Diego Extension.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Mr. McDermott is qualified to serve on our Board due to his biopharmaceutical and executive experience.

Bruce D. Steel Chief Executive Officer	Director Since: March 2017 Age: 59	Committee Memberships: None

Mr. Steel has served as our Chief Executive Officer since January 2020 and as a member of our board of directors since March 2017. He served as our President and Chief Executive Officer from December 2019 through September 2025. He served as our President and Chief Business Officer from June 2018 through December 2019. Mr. Steel is a co-founder of Equillium. Mr. Steel is the founder and has served as the Managing Director of BioMed Ventures, an investment firm owned by BioMed Realty, LP, since 2010. From 2008 to 2010, Mr. Steel served as the Chief Business Officer at Anaphore, Inc., a privately-held pharmaceutical company. Mr. Steel received his B.A. degree from Dartmouth College and M.B.A. degree from the Marshall School of Business at the University of Southern California, and he holds the designation of Chartered Financial Analyst.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Mr. Steel is qualified to serve on our Board due to his experience in founding, managing and building companies and investment experience.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Class III Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Daniel M. Bradbury Chairman of the Board	Director Since: March 2017 Age: 64	Committee Memberships: None

Mr. Bradbury has served as the Chairman of the Board since September 2025 and has been a member of our Board since March 2017. He served as our Executive Chairman of the Board from January 2020 to September 2025. He served as our Chief Executive Officer from June 2018 through December 2019. Mr. Bradbury is a co-founder of Equillium and served as our President from March 2017 until June 2018. Mr. Bradbury is the founder and has served as the managing member of BioBrit, LLC (“BioBrit”), a life science consulting and investment firm, since September

2012. Mr. Bradbury served as President, Chief Executive Officer and a director of Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from March 2007 until Amylin’s acquisition by Bristol-Myers Squibb Company in August 2012. Mr. Bradbury has served on the board of directors of Castle Biosciences, Inc since July 2019, where he also serves on the compensation committee and as chairman of the board. He has served on the board of directors of Biocon Biologics Ltd. since January 2019, where he also serves on the audit committee. He has served on the board of directors of Vivani Medical, Inc. since March 2024, where he also serves on the audit committee.

Additionally, Mr. Bradbury serves on the boards of many private companies. Mr. Bradbury previously served on the boards of directors of Intercept Pharmaceuticals, Inc., a publicly-held biotechnology company, from 2016 to 2023; Biocon Ltd., a publicly-held biopharmaceutical company, from 2013 to 2022; Corcept Therapeutics Incorporated, a publicly-held biotechnology company, from 2012 to 2019; Geron Corporation, a publicly-held biotechnology company, from 2012 to 2019; Illumina, Inc., a publicly-held biotechnology company, from 2004 to 2017; and Panacea Acquisition Corporation, a publicly-held special purpose acquisition company, from 2020 to 2021. Mr. Bradbury holds a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from the University of West London in the United Kingdom.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Mr. Bradbury’s experience as our former Chief Executive Officer and his other executive and board experience, qualifies him to serve as a member of our Board.

Martha J. Demski	Director Since: September 2018 Age: 73	Committee Memberships: Audit Committee and Compensation Committee

Martha J. Demski has served as a member of our Board since September 2018. In August 2023 she joined the board of directors and as chair of the audit committee and a member of the compensation committee of Alpha Teknova Inc., a publicly-held biotechnology company. She previously served on the board of directors and as lead director and member of the audit committee of Chimerix, Inc. from March 2005 to April 2025. She also previously served as chair of the audit committee and member of the compensation committee of ADMA Biologics, Inc. from June 2020 to June 2023, Adamas Pharmaceuticals, Inc. from March 2014 to November 2021, and Neothetics, Inc. from July 2014 to January 2018, each a publicly-held biopharmaceutical company. Ms. Demski is a National Association of Corporate Directors Board Governance Fellow. In 2017, she received the Director of the Year in Corporate Governance award by the Corporate Directors Forum. Additionally, Ms. Demski has over 13 years of banking experience with Bank of America. Ms. Demski earned a B.A. from Michigan State University and an M.B.A. from The University of Chicago Booth School of Business with concentrations in accounting and finance.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Ms. Demski is qualified to serve on our Board due to her more than 30 years’ experience in the fields of finance and biotechnology as well as her experience as a member of various boards of directors.

Mark Pruzanski, M.D.	Director Since: September 2018 Age: 58	Committee Memberships: Compensation and Nominating and Corporate Governance Committee

Mark Pruzanski, M.D., has served as a member of our Board since September 2018. Dr. Pruzanski is a physician and entrepreneur with more than 30 years of experience in the life sciences sector. He has served as the Chief Executive Officer Alentis Therapeutics AG since October 2025 and a member of its board of directors since December 2025. Previously, he served as Chief Executive Officer of Versanis Bio, a clinical-stage biotechnology company, from April 2022 to September 2023, where he spearheaded the development of novel therapies for obesity and other cardiometabolic diseases until the company’s acquisition in 2023 by Eli Lilly and Company, and as a member of the board from September 2021 to August 2023. Dr. Pruzanski was also a co-founder and member of the board of directors of Intercept Pharmaceuticals, Inc., a publicly-held biopharmaceutical company where he served as President and Chief Executive Officer from September 2002 until January 2021. Prior to co-founding Intercept, Dr. Pruzanski was a venture partner at Apple Tree Partners, an early-stage life sciences venture capital firm that he co-founded, and an entrepreneur-in-residence at Oak Investment Partners, a venture capital firm. Dr. Pruzanski is a co- author of a number of scientific publications and is named as an inventor on several patents. Additionally, Dr. Pruzanski currently serves on the boards of multiple private companies, the Emerging Companies Section of the Biotechnology Innovation Organization (BIO), a biotechnology-focused trade association, and the Foundation for Defense of Democracies, a non-profit policy institute focusing on foreign policy and national security. Dr. Pruzanski received his M.D. from McMaster University in Hamilton, Canada, a M.A. degree in International Affairs from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy and Washington, D.C., and a bachelor’s degree from McGill University in Montreal, Canada.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Dr. Pruzanski is qualified to serve on our Board due to his experience in founding, managing and building life sciences companies as well as his venture capital experience.

Class I Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Barbara Troupin, M.D.	Director Since: February 2022 Age: 58	Committee Memberships: Audit Committee and Nominating and Corporate Governance Committee

Barbara Troupin, M.D., has served as a member of our Board since February 2022. Dr. Troupin has worked as a fractional Chief Medical Officer for Laguna Biotherapeutics Inc. since May 2023, and previously as a strategic advisor and advisory board member for Atacana, Inc. from January 2024 until December 2025, a strategic advisor for Terns Pharmaceuticals, Inc. from October 2024 until March 2025, and as a senior clinical advisor and advisory board member for Ilant Health, Inc. from May 2023 until December 2024. She also has been a member of the board of directors at ProSciento, a private equity-backed privately-held clinical research organization, since January 2025. Dr. Troupin was the Senior Vice President, Medical Affairs at MyoKardia, Inc., a publicly-held biopharmaceutical company, from April 2020 until March 2021, where she was responsible for launch preparation in the United States and European Union through the time of MyoKardia’s acquisition by and integration into Bristol Myers Squibb. Prior to joining MyoKardia, Dr. Troupin was the Chief Medical Officer of ERX Pharmaceuticals, a privately-held pharmaceutical company, from December 2018 until December 2019. Prior to that, Dr. Troupin held positions with Aquinox Pharmaceuticals, Inc., a publicly-held pharmaceutical company, as the Chief Medical Officer, Vice President of Clinical Development and Regulatory Affairs between March 2017 and July 2018, and Chief Medical Officer, Vice President of Clinical Development between October 2016 and March 2017. Dr. Troupin received her Doctorate in Medicine from the University of Pennsylvania School of Medicine where she also completed her M.B.A. from the Wharton School of Business, with an emphasis in health care management. She holds a B.A. in Biochemistry and Cell Biology from the University of California San Diego.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Dr. Troupin is qualified to serve on our Board due to her extensive experience leading clinical and medical affairs functions.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of such director’s family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following four currently serving directors are independent directors as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules: Ms. Demski, Mr. McDermott, Dr. Pruzanski and Dr. Troupin. In addition, the Board affirmatively determined that Dr. Manian, a member of our Board from May 2017 to October 2025, and Dr. Connelly, a member of our Board from March 2017 to October 2025, each were independent during his respective term. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Bradbury and Mr. Steel are not considered independent because of their prior or current employment with us, as applicable, and the Board has preliminarily determined that, in light of Mr. Colabuono’s affiliation with Decheng Capital Management III (Cayman) LLC (with its affiliates and affiliated funds, “Decheng”), a former beneficial owner of more than 5% of our common stock, and our recent acquisition of Ariagen, Inc. (“Ariagen”), which was more than 92% owned by Decheng, Mr. Colabuono was not considered independent.

Board Leadership Structure

Our Board is currently chaired by our Chairman, Mr. Bradbury. On September 30, 2025, Mr. Bradbury transitioned from Executive Chairman of the Board to Chairman of our Board of Directors. In January 2020, Mr. Bradbury transitioned from his prior role of Chief Executive Officer to Executive Chairman of our Board of Directors. With Mr. Bradbury’s extensive history with and knowledge of our company, we believe his role as our Chairman facilitates a regular flow of information between the Board and management and ensures that they both act with a common purpose. Our Board does not have a lead independent director.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met eight times and acted by unanimous written consent four times during 2025. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served), other than Dr. Pruzanski, who attended more than 75% of the meetings of the Board held during 2025, but fewer than 75% of each of the Nominating and Corporate Governance and Compensation Committee meetings held during 2025, in each case, due to scheduling conflicts.

Executive Sessions

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the end of each regular Board meeting and at the end of each committee meeting and as frequently as such independent directors deem appropriate. A director designated at each executive session by the non-management or independent directors, as applicable, presides at the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal year 2025 for each of these committees of the Board:

Name	Audit		Compensation		Nominating and Corporate Governance
Peter Colabuono
Martha J. Demski	x	*	x
Charles McDermott(1)	x				x	*
Mark Pruzanski, M.D.(2)			x	*	x
Barbara Troupin, M.D.	x				x
Bala S. Manian, Ph.D.(3)
Total meetings in 2025	7		3		3

* Committee Chairperson

(1)
Mr. McDermott was appointed as a member of the Audit Committee in October 2025.
(2)
Dr. Pruzanski was appointed as the Chair of the Compensation Committee in October 2025.
(3)
Dr. Manian served as a member of the Board and as a member of the Audit Committee and Chair of the Compensation Committee until his resignation, which was effective October 1, 2025.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•
monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•
reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•
preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•
reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•
reviewing, on a periodic basis, our investment policy; and
•
reviewing and evaluating, on an annual basis, the performance of the Audit Committee and the Audit Committee charter.

The Audit Committee is composed of three directors: Ms. Demski (chair), Mr. McDermott and Dr. Troupin. The Audit Committee met seven times during the 2025 fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act).

The Board has also determined that Ms. Demski qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Demski’s level of knowledge and experience based on a number of factors, including her formal education, prior experience, business acumen and independence.

Compensation Committee

As of October 1, 2025, the Compensation Committee of the Board is composed of two directors: Dr. Pruzanski (chair) and Ms. Demski. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Compensation Committee met three times during the 2025 fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Compensation Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption, and oversee our compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•
reviewing, determining and approving (or, if it deems appropriate, making recommendations to the full Board for review and approval of) the compensation and other terms of employment of our executive officers;
•
reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•
reviewing, determining and approving (or, if it deems appropriate, making recommendations to the full Board for review and approval of) the type and amount of compensation to be paid or awarded to our non-employee board members;
•
establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisers as required by Section 10C of the Exchange Act;
•
administering our equity incentive plans;
•
establishing policies with respect to equity compensation arrangements;
•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing, determining and approving (or, if it deems appropriate, making recommendations to the full Board for review and approval) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•
preparing the report that the SEC requires in our annual proxy statement; and
•
reviewing and assessing, on an annual basis, the performance of the Compensation Committee and reviewing the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least three times per year (but in no event less than annually) and with greater frequency, if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information, advice, recommendations or to otherwise participate in Compensation

Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives, which are ultimately determined and approved in executive session. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and our personnel. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, to the extent required by SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In November 2024, after taking into account the six factors prescribed by the SEC and Nasdaq referenced above, we re-engaged Radford, an Aon Hewitt Company ("Aon"), as our compensation consultant. As part of its engagement, Aon was requested by the Compensation Committee to re-evaluate the peer group of comparative companies and to undertake a market comparison analysis to assist with evaluating our overall compensation philosophy and approach, salary, bonus and equity compensation for our executives, including our named executive officers, for 2025, as well as compensation guidelines for non-executives. Aon developed an updated peer group recommendation that was presented to the Compensation Committee for its consideration in evaluating and approving salary, bonus and equity compensation decisions for our named executive officers for 2025 and compensation guidelines for non-executives. The publicly-traded peer companies selected and used as part of Aon’s market compensation analysis for 2025 were: aTyr Pharma, Inc., BioAtla, Inc., Bolt Biotherapeutics, Inc., Cardiff Oncology, Inc., Cidara Therapeutics, Inc., Cue Biopharma, Inc., Eledon Pharmaceuticals, Inc., Immunic, Inc., RAPT Therapeutics, Inc., Regulus Therapeutics Inc., Turnstone Biologics Corp., Unity Biotechnology, Inc., Viracta Therapeutics, Inc. and Xilio Therapeutics, Inc.

The Compensation Committee holds one or more meetings at the end of the year and/or during the first quarter of the year to discuss and approve (or make recommendations to the Board for approval, as applicable) annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and new hire equity grants for executives and non-executives, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the

Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee is composed of three directors: Mr. McDermott (chair), Dr. Pruzanski and Dr. Troupin. All of the members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during the 2025 fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The functions of this committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on our Board, consistent with criteria approved by our Board;
•
determining the minimum qualifications for service on our Board;
•
evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;
•
evaluating, nominating and recommending individuals for membership on our Board;
•
evaluating nominations by stockholders of candidates for election to our Board;
•
considering and assessing the independence of members of our Board;
•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;
•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of experience, age, skills and such other factors as it deems appropriate, given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects candidates for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California 92037, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of our stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Diversity

Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the Boardroom.

We believe that our current directors possess diverse professional experiences, skills and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics and valuable knowledge of our business and our industry.

Board’s Oversight of Strategy

Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities and trends, the company’s strengths, weaknesses, opportunities and threats, external changes affecting the company and industry and competitive developments. This also includes aspects of our environmental, social and governance (“ESG”) initiatives that relate to our strategy. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, when relevant, at Committee meetings. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the Chief Executive Officer and our Chairman on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Cybersecurity and Data Privacy Oversight

Our Board addresses the company’s cybersecurity risk management as part of its general oversight function. The Audit Committee is responsible for reviewing the company’s guidelines and policies with respect to risk assessment, risk management and mitigation of risks from cybersecurity threats.

Our cybersecurity risk assessment and management processes are implemented and maintained by certain company management, including our Head of IT and our Chief Operation Officer. Our Head of IT has over 30 years of IT experience in both public and private companies in the biotech pharmaceutical industry and is a Microsoft Certified Professional in Microsoft technologies. He has experience in evaluating and implementing tools and technologies that enable defense and response capabilities, developing critical cybersecurity procedures, training, and awareness programs. The Head of IT reports directly to our Chief Operating Officer who provides executive oversight of cybersecurity risk management and has over 30 years of experience with public companies in the biotech pharmaceutical industry overseeing operational and enterprise risk management processes, including the review of cybersecurity risks and mitigation strategies with management. In addition, our Chief Operating Officer has a Cybersecurity for Directors certificate from the Corporate Governance Institute

Management is also responsible for hiring appropriate personnel, helping to integrate cybersecurity risk considerations into the company’s overall risk management strategy, and communicating key priorities to relevant personnel. The Head of IT and Chief Operating Officer are responsible for helping prepare the company for cybersecurity incidents, approving cybersecurity processes, and reviewing security assessments and other security-related reports.

Our cybersecurity incident response processes are designed to escalate certain cybersecurity incidents to members of management depending on the circumstances and designated risk level, including the Chief Executive Officer, Principal Accounting Officer and/or full Executive Leadership Team, who participates in our disclosure controls and procedures. The Head of IT and Chief Operating Officer work with the company’s incident response team to help the company mitigate and remediate cybersecurity incidents of which they are notified. Notifications may be received via automated alerts and reports from electronic system monitoring tools that we have implemented to assist in the protection against phishing, malware, business email compromise, ransomware, and other cyberthreats, or may be submitted directly to our Head of IT from employees who believe they may have received a suspicious threat. In addition, the company’s incident response processes include reporting to the Audit Committee for certain cybersecurity incidents.

The Audit Committee receives periodic reports from the Head of IT and Chief Operating Officer concerning the company’s significant cybersecurity threats and risk and the processes the company has implemented to address them. The Audit Committee also receives summaries or presentations related to the company’s information systems and data and cybersecurity threats, risk and mitigation.

Stockholder Communications with The Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California 92037. These communications will be reviewed by the Secretary of Equillium who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on its website or in a current report on Form 8-K.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading.

Hedging and Pledging Policy

Under our insider trading policy, our directors, officers, other employees and consultants may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to our stock. Additionally, directors, officers, other employees and consultants may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK

SPLIT OF OUR COMMON STOCK

Background

Our Board of Directors has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation, which would:

•
effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-2 to 1-for-20, inclusive.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the Annual Meeting and prior to December 31, 2027. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposal 2, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio.

Should we receive the required stockholder approvals for Proposal 2, our Board of Directors will have the sole authority to elect, at any time on or prior to December 31, 2027 and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our common stock, between and including two (2) and twenty (20), that will be combined into one share of our common stock.

Notwithstanding approval of Proposal 2 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to December 31, 2027, stockholder approval would again be required prior to implementing any Reverse Stock Split.

By approving Proposal 2, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including two (2) and twenty (20) could be combined into one share of common stock; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

Approval of Reverse Stock Split of our Common Stock (Proposal 2)

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-2 and 1-for-20, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective on the business day following the filing of the Certificate of Amendment with the Secretary of

State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•
Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.
•
Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.
•
Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 2, our Board of Directors may consider, among other things, various factors, such as:

•
the historical trading price and trading volume of our common stock;
•
the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•
our ability to maintain our listing on The Nasdaq Capital Market;
•
which Reverse Stock Split ratio would result in the least administrative cost to us;
•
prevailing general market and economic conditions; and
•
whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price for a sustained period and, if applicable, have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Additionally, we may be delisted due to a failure to meet continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 2 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 2 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effects of Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Equillium, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

•
depending on the Reverse Stock Split ratio selected by the Board, each [two to twenty shares] of our common stock owned by a stockholder will be combined into one new share of our common stock;
•
no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;
•
the Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock available for issuance;
•
based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants (if any), which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
•
the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of April 1, 2026, relating to our authorized and outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000
Post-Reverse Stock Split 1:2	200,000,000
Post-Reverse Stock Split 1:3	200,000,000
Post-Reverse Stock Split 1:4	200,000,000
Post-Reverse Stock Split 1:5	200,000,000
Post-Reverse Stock Split 1:6	200,000,000
Post-Reverse Stock Split 1:7	200,000,000
Post-Reverse Stock Split 1:8	200,000,000
Post-Reverse Stock Split 1:9	200,000,000
Post-Reverse Stock Split 1:10	200,000,000
Post-Reverse Stock Split 1:11	200,000,000
Post-Reverse Stock Split 1:12	200,000,000
Post-Reverse Stock Split 1:13	200,000,000
Post-Reverse Stock Split 1:14	200,000,000
Post-Reverse Stock Split 1:15	200,000,000
Post-Reverse Stock Split 1:16	200,000,000
Post-Reverse Stock Split 1:17	200,000,000
Post-Reverse Stock Split 1:18	200,000,000
Post-Reverse Stock Split 1:19	200,000,000
Post-Reverse Stock Split 1:20	200,000,000

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “EQ” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern Time, on the business day following the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 2 as the Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern Time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a fewer number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 2.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, Equillium will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of April 1, 2026, there were stockholders of record of our common stock. Upon stockholder approval of this Proposal 2, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held 5 shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-10, then such stockholder would cease to be a stockholder of Equillium following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of April 1, 2026, and assuming a Reverse Stock Split ratio of 1-for-20, we do not expect that cashing out fractional stockholders will reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 2 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 2 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Equillium or its exchange agent, as soon as practicable after the Effective Date. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split.

Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to stockholders that hold their shares of common stock as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not treated as U.S. Holders for U.S. federal income tax purposes; or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the Medicare contribution tax on net investment income, or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. No ruling from the Internal Revenue Service (the “IRS”), or opinion of counsel, has been or will be requested in connection with the Reverse Stock Split. Stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion.

Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•
an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

Taxation of U.S. Holders

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. With respect to any U.S. Holder who receives solely a reduced number of shares of common stock (i.e., no cash in lieu of a fractional share) as a result of the Reverse Stock Split, such U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered, and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code. Such U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in is old shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged.

Information Reporting and Backup Withholding

Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF A REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Crowe LLP (“Crowe”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting and recommended that stockholders ratify such selection. Representatives of Crowe are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the appointment of Crowe as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Crowe to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Change in Auditor

As previously reported, on September 30, 2025, the Audit Committee dismissed KPMG LLP ("KPMG") as our independent registered public accounting firm.

KPMG’s audit reports on our Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on our consolidated financial statements as of and for the years ended December 31, 2024 and 2023 contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered significant operating losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During our fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through September 30, 2025: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

KPMG's letter to the Securities and Exchange Commission (the "SEC") stating its agreement with the statements in the two foregoing paragraphs was filed as an exhibit to our Current Report on Form 8-K dated October 6, 2025.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by Crowe for the fiscal year ended December 31, 2025:

Fiscal Year Ended December 31, 2025
Audit Fees (1)	$185,000
Audit Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees	$185,000

(1)
Audit fees consist of fees associated with the annual audit, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

No fees were billed to us by Crowe in the fiscal year ended December 31, 2024. All fees described above were pre-approved by the Audit Committee.

In connection with the audit of our 2025 financial statements, we entered into an engagement agreement with Crowe on October 21, 2025 that sets forth the terms by which Crowe will perform audit services for us.

Former Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by KPMG for the fiscal years ended December 31, 2025 and 2024:

	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024
Audit Fees (2)	$206,600	$518,400
Audit Related Fees	—	—
Tax Fees (3)	75,358	—
All Other Fees	—	—
Total Fees	$281,958	$518,400

(2)
Audit fees consist of fees associated with the annual audit, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and review of registration statements and related issuances of consents. Audit fees for the fiscal year ended December 31, 2024 have been revised to reflect the actual amount billed by the Company's former independent registered public accounting firm, including a fee adjustment applied in the fiscal year ended December 31, 2025 related to audit services performed in the fiscal year ended December 31, 2024.

(3)
Tax fees consist of tax consultations related to the preparation of an Internal Revenue Code Section 382 study and our transaction with Ono Pharmaceutical Co., Ltd.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. Our Audit Committee pre-approved all such audit and permitted non-audit services in 2025.

The Audit Committee has considered whether the provision of non-audit services was compatible with maintaining the independence of KPMG and concluded that the provision of such services was compatible with maintaining the independence of the firm.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Martha J. Demski (Chair)

Charles McDermott

Barbara Troupin, M.D.

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

proposal 4: APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHAres OF COMMON STOCK

The Board is requesting stockholder approval of an amendment to the Company’s amended and restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The text of the proposed Certificate of Amendment of the Amended and Restated Certificate of Incorporation is attached hereto as Appendix B.

In addition to the shares of common stock outstanding on April 1, 2026, the Board has reserved shares for grants of restricted stock, issuance upon exercise of options and rights and other equity awards granted under the Company’s 2018 Equity Incentive Plan, (the “2018 Plan “) 2018 Employee Stock Purchase Plan (“ESPP”), and 2024 Inducement Plan (the “Inducement Plan” and together with the 2018 Plan and ESPP, the “Plans”), and up to approximately 80,428 shares of common stock which may be issued upon the exercise of outstanding warrants at an exercise price of $3.73 per share, approximately 48,515,298 shares of common stock which may be issued upon the exercise of outstanding pre-funded warrants to purchase common stock at an exercise price of $0.0001 per share and 35,087,717 shares of common stock (or pre-funded warrants in lieu thereof) issuable pursuant to that certain Securities Purchase Agreement dated August 10, 2025, by and among the Company and the investors who are parties thereto, at a price per share of $0.57.

Although, at present, the Board has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

(PROPOSAL 4)

EXECUTIVE OFFICERS

Set forth below is biographical information for each of our executive officers as of the record date, other than Mr. Steel, whose biographical information is set forth above under “Election of Directors”:

Stephen Connelly, Ph.D., 44, has served as our Chief Scientific Officer since January 2018 and as a member of our Board from March 2017 to September 2025. On September 30, 2025, the Board appointed Dr. Connelly as the Company's President. Dr. Connelly is a co-founder of Equillium and served as a consultant from March 2017 until January 2018. Dr. Connelly served as a principal at BioMed Ventures, an investment firm owned by BioMed Realty, LP, from March 2016 until March 2017. From March 2014 to March 2016, Dr. Connelly served as the Director of Business Development and Therapeutic Alliances at aTyr Pharma, Inc., a publicly-held biotechnology company. Dr. Connelly has broad experience in conducting novel and innovative research and has published over 30 original scientific papers and patents. Dr. Connelly received a B.S. in Medicinal Chemistry and a Ph.D. in Biological Chemistry from the University of Exeter, United Kingdom, and an M.B.A. from the Rady School at University of California, San Diego.

Christine Zedelmayer, 56, has served as our Chief Operating Officer since January 2020. Ms. Zedelmayer served as our Vice President of Operations from February 2018 through December 2019. Ms. Zedelmayer currently serves as a strategic advisor to the Office of Economic Development at the University of Nevada, Las Vegas. Ms. Zedelmayer owns and was previously principal consultant at Centerra Consulting, LLC, a project management and investor relations consulting firm focused on life sciences, from 2012 to 2018, where she led strategic business development projects for clients and served as head of investor relations for a variety of medical device companies. Prior to Centerra, from 2003 to 2012, Ms. Zedelmayer held a variety of roles at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, including Senior Director of Alliance Management, where she led the global collaboration with Eli Lilly and as Executive Director of Investor Relations. Earlier in her career, Ms. Zedelmayer held positions of increasing responsibility in engineering and program management at Amgen, Inc., a publicly held biopharmaceutical company, Ligand Pharmaceuticals, a publicly-held pharmaceutical company and at Hybritech, a diagnostics subsidiary of Eli Lilly & Company. Ms. Zedelmayer received her B.S. in Electrical Engineering from San Diego State University and an M.B.A. with Finance emphasis from California Lutheran University.

EXECUTIVE AND DIRECTOR COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2025 executive compensation program for our named executive officers.

Our named executive officers for the year ended December 31, 2025, which consist of our principal executive officer and our two other most highly compensated executive officers, were:

•
Bruce D. Steel, our Chief Executive Officer;
•
Stephen Connelly, Ph.D., our President and Chief Scientific Officer; and
•
Christine Zedelmayer, our Chief Operating Officer.

Executive Summary

Our business strategy is to develop high-impact, novel therapeutics to treat autoimmune and inflammatory disorders, and by so doing, deliver long-term value for our stockholders. The Compensation Committee believes that it is critical to attract, retain, and incentivize highly skilled executive officers to execute on our business strategy. Accordingly, our executive compensation program is structured to provide a competitive level of base cash compensation, with the opportunity to earn meaningfully more only upon successful performance. This structure motivates our executives to achieve results for our business and value for our stockholders over the long-term because our executives are only paid cash bonuses to the extent we achieve our goals, and only realize value for stock options if our stock price increases over a multi-year period and the executive remains employed with us over that period.

Compensation Committee Role

The Compensation Committee is comprised of independent, non-employee members of the Board of Directors and is responsible for evaluating and determining the compensation paid to the named executive officers. The Compensation Committee retains an independent compensation consultant to assist it in making executive compensation decisions.

For 2025, the Compensation Committee engaged Aon as its independent compensation consultant. In making 2025 compensation decisions, the Compensation Committee reviewed market data for each named executive officer’s position, compiled by Aon, from the following peer group of companies for 2025:

aTyr Pharma, Inc. (ATYR)	Immunic, Inc. (IMUX)
BioAtla, Inc. (BCAB)	RAPT Therapeutics, Inc. (RAPT)
Bolt Biotherapeutics, Inc. (BOLT)	Regulus Therapeutics, Inc. (RGLS)
Cardiff Oncology, Inc. (CRDF)	Turnstone Biologics Corp. (TSBX)
Cidara Therapeutics, Inc. (CDTX)	Unity Biotechnology, Inc. (UBX)
Cue Biopharma, Inc. (CUE)	Viracta Therapeutics, Inc. (VIRX)
Eledon Pharmaceuticals, Inc. (ELDN)	Xilio Therapeutics, Inc. (XLO)

The 2025 peer group was recommended by Aon and compiled by selecting companies with as many of the following parameters as possible: publicly-traded, pre-commercial stage biopharmaceutical companies, with an emphasis on companies focused on autoimmune and/or immunology therapeutic areas, and a preference for companies located in biotechnology hub locations, in particular San Diego, with market capitalizations generally under $100 million, trailing-twelve-month cash and cash equivalents of less than $100 million and headcounts below 150.

2025 Compensation Actions

•
The Company achieved 100% of the corporate goals approved by the Board for 2024. However, in order to conserve cash, the Compensation Committee and management determined that no performance‑based bonuses would be paid for 2024 in fiscal year 2025. Accordingly, no bonuses were paid to any employees, including our named executive officers.
•
The Company continued to emphasize equity‑based compensation as the primary long‑term incentive for executives. Equity awards are intended to align executive interests with long‑term stockholder value creation and to support retention. In January 2025, the Company granted annual stock option awards to its named executive officers. The number of stock options granted to each named executive officer in January 2025 was unchanged from the number granted in January 2024. In addition, in August 2025, the Company granted additional stock options to our employees, including our named executive officers, as further described below.
•
In August 2025, following the completion of the Company’s 2025 fundraising transaction, the Compensation Committee approved and the following compensation actions were taken: The Company did not make any changes to base salaries or target bonus opportunities earlier in the year to help preserve capital resources:
o
A one‑time spot bonus for non-executives and executives, including our named executive officers ,for retention and achievement of the Company's corporate goal related to completing a fundraising in the third quarter of 2025. The award was intended to recognize the achievement of a significant corporate objective and to support retention during a period of organizational transition.
o
Retention‑focused equity awards in the form of stock options granted to non-executives and executives, including our named executive officers, in August 2025. These awards were granted to recognize continued service, reinforce alignment with stockholder interests, and support retention following the Company’s financing activities. The awards are subject to time-based vesting.
•
Increased base salaries for our named executive officers after considering compensation and bonus target information related to our peer group from Aon. Based on an assessment in August 2025, the Compensation Committee approved increasing our Chief Executive Officer's base salary to be consistent with the 50th percentile of our peer group, while setting his target performance bonus opportunity to the 75th percentile of our peer group, resulting in total target cash compensation, which includes both salary and target performance bonus opportunity, being generally consistent with the 50th - 75th percentile of our peer group.
•
We structured 85% of our Chief Executive Officer’s target compensation and approximately 78% of the average of our other two named executive officers’ target compensation as variable or at-risk pay, consisting of an annual cash performance bonus and equity awards that provide payout only if we achieve our corporate goals and our stock appreciates over the long-term. “Target compensation” or “target pay” consists of base salary, target performance bonus opportunity and equity awards granted in 2025, based on the grant date fair value as reported in the Summary Compensation Table. For purposes of the chart below, “base salary” and “target performance bonus opportunity” have been calculated as if the increased base salaries and target bonus amounts approved in August 2025 applied for all of 2025. In addition, the charts below exclude the cash bonus paid to our named executive officers in August 2025 but include both the January and August 2025 option grants.

Chief Executive Officer’s Realizable Compensation

The Compensation Committee believes that given the significant proportion that variable or “at-risk” pay represents of our executives’ total compensation program, realizable pay is an important measure to review in analyzing the alignment between our executive compensation program and our business/stock price performance. Compensation that is actually realizable by our Chief Executive Officer helps our Compensation Committee, Board of Directors and investors understand the sensitivity of our compensation program to our actual financial and stock performance and illustrates the alignment of our compensation program with stockholder interests. Our Chief Executive Officer’s 2025 realizable pay was 63% lower than his total compensation reported in the Summary Compensation Table. Realizable compensation, for purposes of the discussion in this paragraph, includes base salary and all bonuses or other non-equity incentive compensation paid or earned in 2025 plus the intrinsic value of equity awards granted in 2025 (calculated as of the last day of our 2025 fiscal year, and including both vested and unvested equity). Reported pay reflects the amount reported in the Summary Compensation Table, below.

Our Executive Compensation Practices

What We Do	What We Don’t Do
Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company performance	No agreements providing for excise tax or other gross ups
Bonuses are dependent on meeting corporate objectives	No single trigger change in control benefits

Maintain a clawback policy	No fringe benefits or perquisites that are not available to all employees
Seek and value stockholder feedback on compensation practices	No hedging or pledging of Company stock
Retain independent compensation consultant	No guaranteed bonuses or base salary increases

Summary Compensation Table

The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2025 and 2024.

Name and principal position	Year	Salary ($) (1)	Bonus (2)	Option awards ($)(3)(4)	Non-equity incentive plan compensation ($) (5)	Total ($)
Bruce D. Steel	2025	519,234	353,505	3,020,709	361,800	4,255,248
Chief Executive Officer	2024	471,340	—	213,052	—	684,392
Stephen Connelly, Ph.D.	2025	455,166	271,396	1,775,264	200,000	2,701,826
President and Chief Scientific Officer	2024	428,490	—	90,937	—	519,427
Christine Zedelmayer	2025	441,292	175,000	1,291,784	194,000	2,102,076
Chief Operating Officer	2024	415,300	—	90,937	—	506,237

(1)
As noted above under “2025 Compensation Actions,” our Compensation Committee approved increases to our named executive officers in August 2025, but such changes were not retroactively effective. A chart comparing base salaries in 2024 and 2025 (as most recently increased in August 2025) appears below under “Annual Base Salary.”
(2)
The amounts in this column represent one-time bonuses to our named executive officers paid in August 2025, as further described below in "Bonus".
(3)
In accordance with SEC rules, amounts shown in this column reflect the aggregate grant date fair value of the stock option awards computed in accordance with Financial Accounting Standard Board (“FASB”), Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(4)
In addition to the annual grants awarded to our named executive officers in January 2025, and in light of the significant dilution caused by the August 2025 capital raise, to ensure our employees, including our named executive officers, remained sufficiently incentivized both on a short term and long term basis, the Compensation Committee granted additional equity awards in August 2025 as further described below in "Equity-Based Incentive Awards."
(5)
Non-equity incentive compensation amounts were calculated based on the base salary of each named executive officer in effect as of the end of our 2025 fiscal year.

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus opportunity and long-term equity-based incentives.

Annual Base Salary

The base salaries of all of our named executive officers are reviewed from time to time and adjusted when our Board of Directors or Compensation Committee determines an adjustment is appropriate. The 2025 annual base salaries for our named executive officers are provided below.

Name	2024 Base Salary ($)	2025 Base Salary ($) (1)
Bruce D. Steel	471,340	603,000
Stephen Connelly, Ph.D.	428,490	500,000
Christine Zedelmayer	415,300	485,000

(1) Reflects base salaries as in effect as of August 2025. Prior to August 2025, the base salaries remained at the 2024 base salary level as described above in “2025 Compensation Actions.”

Bonus

In August 2025, the Board approved one-time spot bonuses to each of our named executive officers in recognition of the Company's completion of its fundraising goal in the third quarter of 2025 and to support retention during a period of organizational transition.

The 2025 bonuses for our named executive officers are provided below:

Name	2025 Bonus ($)
Bruce D. Steel	353,505
Stephen Connelly, Ph.D.	271,396
Christine Zedelmayer	175,000

Non-Equity Incentive Plan Compensation

In keeping with our pay-for-performance philosophy, the annual performance-based bonus that can be earned by each named executive officer is variable and at risk due to its dependency on the performance of the company as well as the company’s overall financial condition. Prior to the start of each calendar year, the Chief Executive Officer develops, with input from our named executive officers and the rest of the executive leadership team, our annual corporate goals, including recommended weightings for each goal. The weighting for each corporate goal depends on its importance and business value for the company and our stockholders. In addition, there may be certain upside goals such that the total goal achievement could be greater than 100% of target. The Chief Executive Officer submits the corporate goals and recommended weightings to the Compensation Committee and the Board for their review and approval. The Compensation Committee and Board review the corporate goals and weightings and may modify them as they deem appropriate prior to approval.

At the end of the year, the Compensation Committee assesses the extent to which each annual corporate goal has been attained, including, in its discretion, considering additional achievements by the Company not originally set forth in the annual corporate goals. Once so determined, the Compensation Committee then determines payouts against each named executive officer’s target bonus.

The Compensation Committee sets the target bonus opportunity for a new year at the end of the prior year, based primarily on benchmark data provided by Aon, including target bonus percentages and total cash compensation of similar positions at our peer companies, and considering the totality of compensation to potentially be provided to our named executive officers. The target bonus opportunity as a percentage of 2025 base salary for each of our named executive officers was as follows:

Name	2024 Target Bonus (% of annual base salary)	2025 Target Bonus (% of annual base salary)
Bruce D. Steel	75%	60%
Stephen Connelly, Ph.D.	40%	40%
Christine Zedelmayer	40%	40%

The target bonus percentage for our Chief Executive Officer changed from 75% to 60%, but did not change in 2025 compared to 2024 for the remaining named executive officers.

Our corporate goals for 2025, the weighting of each goal, and achievement against such goal, as determined by our Compensation Committee in September 2025, were as follows:

2025 Corporate Goals	Weighting	Achieved?	Total
Advance preclinical evaluation activities supporting the Company's lead development program	10%	Yes	10%
Complete nonclinical safety-related assessments supporting development activities	5%	Yes	5%
Initiate additional nonclinical studies to support future development plans	5%	Yes	5%
Advance formulation and drug product development activities	10%	Yes	10%
Strengthen the Company's financial position, including raising additional capital to extend cash runway	70%	Yes	70%

TOTAL GOAL ACHIEVEMENT			100%

Based on the company’s performance across all of its goals in 2025 as summarized above, the Compensation Committee determined that 100% of the corporate goals had been achieved in 2025.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align the interests of our employees and consultants with those of our stockholders.

We have historically granted stock options as the long-term compensation incentive vehicle for our named executive officers. However, we may grant equity awards at such times as our Board and/or Compensation Committee determines appropriate. Other than our founders, our executive officers generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment.

Prior to our initial public offering in October 2018, we granted all stock options pursuant to our 2017 Equity Incentive Plan (“2017 Plan”). Following our initial public offering, we have granted and will grant equity incentive awards under the terms of our 2018 Equity Incentive Plan (“2018 Plan”) and 2024 Inducement Plan ("Inducement Plan"). The terms of the 2017 Plan, the 2018 Plan and the Inducement Plan are described below under “—Equity Benefit Plans.”

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period subject to continued service and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “— Outstanding Equity Awards at Fiscal Year-End.”

In January 2025, the Compensation Committee granted options to purchase 410,000 shares, 175,000 shares and 175,000 shares of our common stock to Mr. Steel, Dr. Connelly and Ms. Zedelmayer, respectively, each at an exercise price of $0.7688 per share. In light of the significant dilution caused by the August 2025 capital raise, to ensure our employees, including our named executive officers, remained sufficiently incentivized both on a short term and long term basis, the Compensation Committee granted additional options to our employees. The options granted to our named executive officers were for 1,695,000 shares, 1,025,000 shares and 725,000 shares of our common stock to Mr. Steel, Dr. Connelly and Ms Zedelmayer, respectively, each at an exercise price of $1.74 per share. Each of the options vests as to 25% of the shares on the first anniversary of the grant date with the balance of shares vesting in equal monthly installments over the remaining 36 months, subject to the respective named executive officer’s continued

service with us and subject to full acceleration of all of the shares in the event the respective named executive officer is terminated by us without cause or the officer resigns for good reason, in each case within 12 months after a change in control.

Agreements with our Named Executive Officers

We have entered into offer letter agreements with each of our named executive officers which are described below. For a discussion of the severance pay and other benefits available in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below. In addition, each of our named executive officers is eligible to participate in the employee benefit plans generally available to our employees.

Bruce D. Steel. In June 2018, we entered into an offer letter with Mr. Steel, which was amended in January 2020 and which governs the terms of his employment with us. The offer letter provides for an initial annual base salary and eligibility for an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Stephen Connelly, Ph.D. In June 2018, we entered into an amended and restated offer letter with Dr. Connelly, which governs the terms of his employment with us. The offer letter provides for an initial annual base salary and eligibility to receive an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Christine Zedelmayer. In January 2018, we entered into an offer letter with Ms. Zedelmayer, which was amended in January 2020 and which governs the terms of her employment with us. The offer letter provides for an initial annual base salary and eligibility to receive an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Potential Payments and Benefits upon Termination or Change in Control

Each of our named executive officer’s employment is at will and may be terminated by us at any time. Regardless of the manner in which the named executive officer’s service terminates, such named executive officer is entitled to receive any and all accrued but unpaid amounts earned during the officer’s term of service, including unpaid salary, as applicable.

In addition, the offer letter agreements with each of Mr. Steel, Dr. Connelly and Ms. Zedelmayer each provide that, if we terminate such named executive officer’s employment without cause, the named executive officer is entitled to receive (i) continuation of then-current base salary for six months and (ii) payment of premiums for group health insurance COBRA continuance coverage for six months or, if earlier, the date on which the named executive officer becomes eligible to receive comparable benefits from another employer.

Additionally, if we terminate the named executive officer’s employment without cause within one month prior to, or within 12 months following, certain change of control and asset sale transactions, the named executive officer is entitled to receive (i) continuation of then-current base salary for 12 months, (ii) an amount equal to the applicable named executive officer’s target annual bonus and (iii) payment of the premiums for group health insurance COBRA continuance coverage for 12 months or, if earlier, the date on which the named executive officer becomes eligible to receive comparable benefits from another employer.

In each case, the severance benefits are conditioned upon the execution and non-revocation of a general release of claims by the applicable named executive officer in a form provided by us.

Our named executive officers are also entitled to full acceleration of all of the shares subject to their then-outstanding options in the event the respective named executive officer is terminated by us without cause or the officer resigns for certain good reasons, in each case within 12 months after a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2025:

	Option Awards(1)
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)(3)	Option Expiration Date
Bruce D. Steel	2/13/2019	44,352		—	0.785	2/12/2029
	12/10/2019	100,000		—	0.785	12/9/2029
	5/19/2020	60,000		—	0.785	5/18/2030
	5/28/2020	100,110	(4)	—	0.785	5/27/2030
	1/4/2021	245,000		—	0.785	1/3/2031
	1/19/2022	318,229		6,771	0.785	1/18/2032
	1/3/2023	298,958		111,042	0.785	1/2/2033
	1/2/2024	196,458		213,542	0.7343	1/1/2034
	1/2/2025	—		410,000	0.7688	1/1/2035
	8/29/2025	—		1,695,000	1.74	8/28/2035
Stephen Connelly, Ph.D.	2/13/2019	90,000		—	0.785	2/12/2029
	12/10/2019	52,500		—	0.785	12/9/2029
	5/19/2020	42,534		—	0.785	5/18/2030
	1/4/2021	100,000		—	0.785	1/3/2031
	1/19/2022	122,395		2,605	0.785	1/18/2032
	1/3/2023	127,604		47,396	0.785	1/2/2033
	1/2/2024	83,854		91,146	0.7343	1/1/2034
	1/2/2025	—		175,000	0.7688	1/1/2035
	8/29/2025	—		1,025,000	1.74	8/28/2035
Christine Zedelmayer	9/13/2018	35,695		—	0.785	9/12/2028
	2/13/2019	41,666		—	0.785	2/12/2029
	12/10/2019	75,000		—	0.785	12/9/2029
	1/19/2022	122,395		2,605	0.785	1/18/2032
	1/3/2023	127,604		47,396	0.785	1/2/2033
	1/2/2024	83,854		91,146	0.7343	1/1/2034
	1/2/2025	—		175,000	0.7688	1/1/2035
	8/29/2025	—		725,000	1.74	8/28/2035

(1)
Other than Ms. Zedelmayer’s 2018 option, which was granted under our 2017 Plan, all of the outstanding stock option awards were granted under and subject to the terms of the 2018 Plan, the terms of both of which are described below under “— Equity Benefit Plans.”
(2)
All of the stock option awards were granted with a per share exercise price at least equal to the closing sales price for our common stock on the Nasdaq market as of the grant date. Unless otherwise noted, all options granted provide for the following “standard” vesting schedule: 25% of the shares subject to the option vest on the 12-month anniversary of the grant date and the remaining shares subject to the option vest in equal monthly installments over the next three years subject to the named executive officer’s continued service to us. The options are subject to potential vesting acceleration as described above under “— Equity-Based Incentive Awards” and “— Potential Payments and Benefits Upon Termination or Change in Control.”
(3)
On August 14, 2023, the Board approved a repricing of certain option grants. The option exercise price for options granted prior to August 14, 2023 reflects the new exercise price of $0.785.
(4)
Option was fully vested as of the date of grant.

Option Repricings

There were no repricings or cancellations of any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2025. We did not engage in modifications to any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2025.

Perquisites Health, Welfare and Retirement Benefits

Our named executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, pay the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan (“401(k) plan”) for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $23,500 for calendar year 2025. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2025 was up to an additional $18,750, depending on the age of the participant. We did not make matching contributions into the 401(k) plan on behalf of participants during our 2025 fiscal year. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future, if it determines that doing so is in our best interests.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by stockholders (2)	10,257,361	$1.23	1,662,469
Equity compensation plans not approved by stockholders (3)	157,200	$1.72	1,342,800
Total	10,414,561		3,005,269

(1)
Under the terms of the 2018 Plan, the number of shares of our common stock reserved for issuance under the 2018 Plan will automatically increase on January 1 of each calendar year through January 1, 2028, in an amount equal to 5.0% of the total number of shares of our capital stock outstanding, including shares issuable upon exercise of outstanding pre-funded warrants, on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our board of directors. Under the terms of our ESPP, the number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year through January 1, 2028, by the lesser of (1) 1.0% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase, and (2) 343,275 shares; provided that before the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2).
(2)
Includes the 2017 Plan, the 2018 Plan and our ESPP, the terms of each of which are described in more detail above under “—Equity Benefit Plans.” 1,369,497 shares under column (c) are attributable to our ESPP.
(3)
Includes the Inducement Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2024 Inducement Plan.”

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, executive officers including the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received that was based on the originally reported and restated financial results in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

Equity Benefit Plans

2018 Equity Incentive Plan

Our Board adopted our 2018 Plan in October 2018 and our stockholders approved our 2018 Plan in October 2018. The 2018 Plan became effective on October 11, 2018 in connection with our initial public offering. The 2018 Plan is a successor to and continuation of our 2017 Plan. No further grants will be made under the 2017 Plan.

Our Board approved an amended 2018 Plan in March 2025 and our stockholders approved the amended 2018 Plan in May 2025. The Amended 2018 Plan contains the following material changes from the 2018 Plan:

•Increase Share Reserve. The maximum number of shares of our common stock that may be issued under the Amended 2018 Plan was increased to 13,722,626 shares (which was an increase of 1,781,000 shares over the maximum number of shares of our common stock that could be issued under the 2018 Plan before the amendment).

•Increase ISO Limit. The maximum number of shares of our common stock that may be issued upon the exercise of incentive stock options under the Amended 2018 Plan was increased to 27,445,252 (which is an increase of 20,755,933 shares over the maximum under the 2018 Plan before the amendments).

Our 2018 Plan, as amended (the "2018 Plan") provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Our Compensation Committee administers our 2018 Plan and is referred to as the “plan administrator” herein. Our Board or Compensation Committee may also delegate certain limited authority to one or more of our officers.

ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2018 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Our 2018 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined in the 2018 Plan), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•
arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•
accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•
cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or
•
make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the 2018 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Our Board has the authority to amend, suspend, or terminate our 2018 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board adopts our 2018 Plan. No stock awards may be granted under our 2018 Plan while it is suspended or after it is terminated.

2017 Equity Incentive Plan

Our Board and our stockholders approved our 2017 Plan in December 2017. No further awards may be granted under the 2017 Plan, and all outstanding awards granted under the 2017 Plan that are repurchased, forfeited, expire or are canceled will become available for grant under the 2018 Plan in accordance with its terms.

Our 2017 Plan provided for the grant of ISOs within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock, restricted stock units and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Our Compensation Committee administers our 2017 Plan and is referred to as the “plan administrator” herein.

If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of up to three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy.

If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of up to 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of up to 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Our 2017 Plan provides that in the event of a “corporate transaction” (as defined in the 2017 Plan) unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•
arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation;
•
accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•
cancel or arrange for the cancellation of the stock award, to the extent not exercised before the effective time of the transaction, in exchange for a payment in such form as may be determined by our Board, equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of common stock in connection with the transaction, over (B) the per share exercise price under the stock award (if any), multiplied by the number of vested shares subject to the stock award;
•
make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise;
•
suspend the exercise of the stock award, prior to the effective time of the transaction, for such period as our Board determines is necessary to facilitate the negotiation and consummation of the transaction; and
•
if a stock award is eligible for “early exercise,” cancel or arrange for the cancellation of any such “early exercise” rights upon the transaction, such that following the transaction, such stock award may only be exercised to the extent vested.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in an applicable award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur.

2024 Inducement Plan

Our Board adopted our Inducement Plan in March 2024. Our Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules.

Our Inducement Plan provides for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards. Our Inducement Plan does not provide for the grant of ISOs within the meaning of Section 422 of the Code.

Stock awards granted under our Inducement Plan may only be made to individuals who did not previously serve as our employees or non-employee directors or an affiliate of us (or following such individuals’ bona fide period of non-employment with us or an affiliate of us), as an inducement material to the individuals’ entering into employment with us or an affiliate of us or in a manner otherwise permitted by the Nasdaq Listing Rules.

The terms of our Inducement Plan are otherwise substantially similar to our 2018 Plan (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under our Inducement Plan may not be repriced without stockholder approval.

The maximum number of shares of our common stock that may be issued under our Inducement Plan is 1,500,000 shares. Shares subject to stock awards granted under our Inducement Plan that expire or terminate without being exercised in full, or that are settled in cash rather than in shares, do not reduce the number of shares available for issuance under our Inducement Plan. Additionally, shares become available for future grant under our Inducement Plan if they were issued under stock awards granted under our Inducement Plan and we repurchase or reacquire them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

2018 Employee Stock Purchase Plan

Our Board adopted, and our stockholders approved, our ESPP in October 2018 and the ESPP became effective on October 11, 2018 in connection with our initial public offering. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees.

Our Compensation Committee administers the ESPP. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP, subject to certain limitations set forth in the ESPP of offering document thereunder. Unless otherwise determined by our Compensation Committee or Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

In the event of certain significant corporate transactions (as defined in the ESPP), any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately.

Our Board has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2025, to each of our directors that was not also a named executive officer. Our named executive officers who are also members of our Board did not receive additional compensation for their Board service.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Daniel Bradbury(4)	142,039	35,250	177,289
Peter Colabuono	42,000	6,962	48,962
Martha J. Demski	69,500	6,962	76,462
Bala S. Manian, Ph.D.(5)	50,250	6,962	57,212
Charles McDermott	54,500	6,962	61,462
Mark Pruzanski, M.D.	56,375	6,962	63,337
Barbara Troupin, M.D.	57,000	6,962	63,962

(1)
Dr. Connelly and Mr. Steel did not earn compensation during 2025 for their services on the Board. Dr. Connelly’s and Mr. Steel’s compensation is fully reflected in the “-- Summary Compensation Table” above. Dr. Connelly resigned from the Board effective October 1, 2025.
(2)
In accordance with SEC rules, amounts shown in this column reflect the aggregate grant date fair value of the stock option awards computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. Consistent with our Non-Employee Director Compensation Policy, each of our non-employee directors (excluding Mr. Bradbury) was granted an option to purchase 20,000 shares of our common stock at an exercise price of $0.3851.
(3)
As of December 31, 2025, the aggregate number of shares subject to outstanding options to purchase our common stock held by our non-employee directors, as well as Mr. Bradbury, was as follows: 378,708 shares for Mr. Bradbury, 60,000 shares for Mr. Colabuono, 136,770 shares for Ms. Demski, 144,070 shares for Dr. Manian, 156,686 shares for Mr. McDermott, 136,770 shares for Dr. Pruzanski and 100,000 for Ms. Troupin..
(4)
Mr. Bradbury’s compensation reflects his employment with the Company. Through September 30, 2025, Mr. Bradbury was entitled to receive an annualized salary of $164,000 in his capacity as our Executive Chairman, which salary was reduced to $75,000 effective October 1, 2025, in connection with his transition to his role as Chairman of the Board. The cash paid to Mr. Bradbury excludes the amount of employee-related benefits paid by the Company for the benefit of Mr. Bradbury, which benefits are consistent with those made available to all other Company employees, including healthcare benefits. On January 2, 2025, the Compensation Committee granted Mr. Bradbury an option to purchase 50,000 shares of our common stock at an exercise price of $0.7688 per share. The option vests as to 25% of the shares on the first anniversary of the grant date with the balance of the shares vesting in approximately equal installments over the remaining 36 months.
(5)
Dr. Manian served on our Board until October 1, 2025

Non-Employee Director Compensation Policy

Our Compensation Committee reviews the compensation program for our non-employee directors on an annual basis, with the assistance of its independent compensation consultant, Aon, which prepares a comprehensive assessment of our non-employee director compensation program against competitive market practices using the same compensation peer group used for executive compensation purposes. Following such review, the Compensation Committee approves any updates to the non-employee director compensation program. Similarly, Mr. Bradbury's compensation was independently determined in both of his roles as Executive Chairman and Chairman leveraging compensation assessments from Aon. Mr. Bradbury does not receive compensation pursuant to our non-employee director compensation policy as he remains an employee of the Company.

Mr. Bradbury's compensation was independently determined in both of his roles as Executive Chairman and Chairman. Due to his continued service as an employee of the Company, Mr. Bradbury is not eligible to receive compensation pursuant to our non-employee director compensation policy. However, in determining Mr. Bradbury’s compensation, the Compensation Committee intended for Mr. Bradbury’s compensation to be closely aligned with the compensation he would stand to receive if he were eligible under the non-employee director compensation policy. In addition, Mr. Bradbury receives the employee-related benefits that are made available to all other Company employees, including healthcare benefits.

Our non-employee director compensation policy was most recently amended in March 2026. Such amendment increased the annual and initial equity awards that we grant to our non-employee directors, as described further below.

For 2025, our non-employee director compensation policy provided that each non-employee director would receive the following compensation for service on our Board:

•
an annual cash retainer of $42,000;
•
an additional cash retainer of $20,000 to the chairman of the Board;
•
an additional annual cash retainer of $10,000, $7,500, and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•
an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the additional cash retainer for committee membership);
•
an initial option grant to purchase 40,000 shares of our common stock for each non-employee director who first joins our Board, on the date of initial election or appointment to the Board, vesting monthly over a three-year period following the grant date; and
•
an annual option grant to purchase 20,000 shares of our common stock for each non-employee director serving on the Board on the date of our annual stockholder meeting, vesting monthly over the one-year period following the grant date provided that the option will, in any case, be fully vested on the date of the Company’s next annual stockholder meeting.

The March 2026 amendment to our non-employee director compensation policy increased (i) the initial option grant to purchase shares of our common stock from 40,000 to 140,000, and (ii) the annual option grant to purchase shares of our common stock from 20,000 to 70,000.

To the extent that the price of our common stock increases or decreases by 25% or more since the later of (a) March 2, 2026 or (b) the date of the most recent initial option granted to a director, then the number of shares subject to an initial grant may be increased or decreased to reflect the proportional change in the price of our common stock, as determined by our Compensation Committee prior to such next following initial grant.

Each of the option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change in control (as defined in the 2018 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2018 Plan, except that the post-termination exercise period will be for 12 months from the date of termination, if such termination is other than for death, disability or cause. The options will be granted under our 2018 Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2018 Equity Incentive Plan.”

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

Item 402(v) Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer (“NEO”) pay. For additional information about our pay for performance compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive and Director Compensation” beginning on page 37.

Required Tabular Disclosure of Pay Versus Performance

The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our NEOs and the required financial performance measures for the years shown in the table. Use of the term

“compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive and Director Compensation” section above. For purposes of this discussion, our Chief Executive Officer is also referred to as our principal executive officer or “PEO” and our other NEOs are referred to as our “Non-PEO NEOs”.

Fiscal Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return(4)	Net Loss (thousands)(5)
2025	$4,255,248	$4,484,249	$2,401,951	$2,472,856	$146.23	$(22,398)
2024	$684,392	$754,068	$512,832	$541,557	$70.58	$(8,067)
2023	$1,348,215	$1,029,248	$806,380	$671,536	$68.21	$(13,335)

(1)
NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	Bruce D. Steel	Stephen Connelly, Christine Zedelmayer
2024	Bruce D. Steel	Stephen Connelly, Christine Zedelmayer
2023	Bruce D. Steel	Stephen Connelly, Christine Zedelmayer

(2)
Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
(3)
CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (“SCT”):

Fiscal Year 2025 Reconciliation of SCT Total to CAP*	PEO ($)	Average Non-PEO NEOs ($)
SCT Total	$4,255,248	$2,401,951
(Minus): Grant Date Fair Value of the “Option Awards” Column in the SCT for Applicable Fiscal Year	$(3,020,709)	$(1,533,524)
Plus: Add: Fair Value at Applicable Fiscal Year End of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End	$2,946,519	$1,475,810
Plus: Change in Fair Value from the end of the Prior Fiscal Year to the end of the Applicable Fiscal Year of Awards Granted during Prior Fiscal Years that were Outstanding and Unvested as of Applicable Fiscal Year End	$233,946	$99,664
Plus: Vesting Date Fair Value of Awards Granted during Prior Fiscal Years that Vested During Applicable Fiscal Year	$69,245	$28,955
CAP	$4,484,249	$2,472,856

* For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement.

Stock Options	Fiscal Year 2025
Expected Term	1.08 - 8.58 years
Strike Price	$0.73 - $1.74
Volatility	93.0% - 145.6%
Dividend Yield	0.0% - 0.0%
Risk-Free Interest Rate	3.4% - 4.3%

(4)
The amounts reflect the cumulative total stockholder return of our common stock at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2022, and reinvestment of dividends, if any.
(5)
The amounts reported represent the net loss reflected in the Company’s audited financial statements for the applicable fiscal year.

Required Disclosure of the Relationship Between CAP and Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Relationship between CAP vs. Net Income

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income:

Relationship between CAP vs. Cumulative TSR of Company

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR:

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, we grant stock options to our employees, including our named executive officers. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first month of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in the preceding quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of our stockholders, respectively, pursuant to our non-employee director compensation policy, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Policy” above. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee typically considers whether there is any material nonpublic information (“MNPI”) about the Company when approving stock option grant awards and determining the timing of such grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. However, with respect to annual refresh employee stock option grants, because the Compensation Committee has a practice of consistently granting such awards as soon as possible following the start of a new year, the Compensation Committee generally does not take MNPI into account when determining the timing of such awards and it does not seek to time the award of such stock options in relation to the Company’s public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2026 by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of its common stock.

The following table is based upon information supplied by officers, directors and principal stockholders, Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on April 1, 2026, adjusted as required by rules promulgated by the SEC. The number of shares of common stock used to calculate the percentage of ownership of each listed beneficial owner includes the shares of common stock underlying options or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following April 1, 2026. Unless otherwise indicated, the address for the following stockholders is: c/o Equillium, Inc., 2223 Avenida De La Playa, Suite 105, La Jolla, CA 92037.

Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Greater than 5% stockholders
RA Capital Healthcare Fund, L.P. (1)
Adage Capital Partners LP (2)
Entities affiliated with ADAR1 Capital Management, LLC (3)
Janus Henderson Group plc (4)
Decheng Capital Management III (Cayman) LLC (5)
Woodline Master Fund LP (6)
Named Executive Officers and Directors
Bruce D. Steel (7)
Stephen Connelly, Ph.D. (8)
Christine Zedelmayer (9)
Daniel M. Bradbury (10)
Martha J. Demski (11)
Peter Colabuono (12)
Charles McDermott (13)
Mark Pruzanski, M.D. (14)
Barbara Troupin, M.D. (15)
All current executive officers and directors as a group (9 persons)	—

* Less than one percent.

(1)
Information is based solely on a Schedule 13G filed with the SEC on March 20, 2026 by RA Capital Management, L.P. ("RA Capital"), Peter Kolchinsky ("Dr. Kolchinsky"), Rajeev Shah ("Mr. Shah") and RA Capital Healthcare Fund, L.P. (the "Fund"). Consists of (i) shares of common stock and (ii) shares of common stock issuable upon the exercise of pre-funded warrants held by RA Capital. Beneficial ownership includes shares of common stock and shares issuable upon exercise of pre-funded warrants; however, the pre-funded warrants are subject to a 9.9% beneficial ownership limitation. Due to the beneficial ownership limitation, shares of common stock issuable upon the exercise of pre-funded warrants held by RA Capital are excluded from the beneficial ownership calculation. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. Each such person or entity, as the case may be, has shared voting or investment power over the securities held by the Fund and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein and other than for purposes of determining their obligations under Section 13(d) of the Exchange Act. In accordance with SEC rules, shares issuable upon exercise of pre-funded warrants are deemed outstanding for purposes of computing the reporting person's percentage of ownership but are not deemed outstanding for purposes of computing the percentage of any other person. The address of the principal business office of RA Capital and each of the entities and individuals listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(2)
Information is based solely on a schedule 13G filed with the SEC on November 13, 2025 by Adage Capital Management, LP ("ACM"). Consists of (i) shares of common stock and (ii) shares of common stock issuable upon the exercise of pre-funded warrants held by

Adage Capital Partners, L.P. (“ACP”). Beneficial ownership includes shares of common stock and shares issuable upon exercise of pre-funded warrants; however, the pre-funded warrants are subject to a 9.99% beneficial ownership limitation. Due to the beneficial ownership limitation, shares of common stock issuable upon the exercise of pre-funded warrants held by the ADAR1 Entities are excluded from the beneficial ownership calculation. ACM is the investment manager of ACP and may be deemed to be a beneficially own the securities held by ACP. As the (1) managing member of Adage Capital Advisors, L.L.C., ("ACA"), managing member of Adage Capital Partners GP, L.L.C. ("ACPGP"), general partner of ACP and (2) managing member of Adage Capital Partners LLC ("ACPLLC"), general partner of ACM, Robert Atchinson may be deemed to beneficially own the shares of common stock and shares of common stock issuable upon exercise of pre-funded warrants directly held by ACP. As the (1) managing member of ACA, managing member of ACPGP and (2) managing member of ACPLLC, general partner of ACM, Phillip Gross may be deemed to beneficially own the shares of common stock and shares of common stock issuable upon exercise of pre-funded warrants directly held by ACP. In accordance with SEC rules, shares issuable upon exercise of the pre-funded warrants are deemed outstanding for purposes of computing the reporting person's percentage ownership but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The address of the principal business office of each of the entities and individuals listed above is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(3)
Information is based solely on a schedule 13G filed with the SEC on November 14, 2025 by ADAR1 Capital Management, LLC, (“ADAR1 Capital Management”), ADAR1 Capital Management GP, LLC (“ADAR1 General Partner”) and Daniel Schneeberger . Consists of (i) shares of common stock held by ADAR1 Partners, LP (“ADAR1 Partners”); (ii) shares of common stock held by Spearhead Insurance Solutions IDF, LLC (“Spearhead”); (iii) shares of common stock held by ADAR 1 SPV I, LP (“ADAR1 SPV”, and together with ADAR1 Partners and ADAR1 SPV, the “ADAR1 Entities”) and (iv) shares of common stock issuable upon the exercise of pre-funded warrants held by the ADAR1 Entities. Beneficial ownership includes shares of common stock and shares issuable upon exercise of pre-funded warrants; however, the pre-funded warrants are subject to a 9.99% beneficial ownership limitation. Due to the beneficial ownership limitation, shares of common stock issuable upon the exercise of pre-funded warrants held by the ADAR1 Entities are excluded from the beneficial ownership calculation. As the investment manager of ADAR1 Partners, and ADAR1 SPV and as the sub-advisor of Spearhead, ADAR1 Capital Management may be deemed to indirectly beneficially own securities held by the ADAR1 Entities. As the general partner of ADAR1 Partners and ADAR1 SPV, ADAR1 Capital Management may be deemed to indirectly beneficially own securities held by ADAR1 Partners and ADAR1 SPV. As the manager of ADAR1 Capital Management and ADAR1 Capital Management, Mr. Schneeberger may be deemed to indirectly beneficially own securities held by the ADAR1 Entities. In accordance with SEC rules, shares issuable upon exercise of the pre-funded warrants are deemed outstanding for purposes of computing the reporting person's percentage ownership but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The address of the principal business office of ADAR1 Capital Management, ADAR1 General Partner, the ADAR1 Entities and Mr. Schneeberger is 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738.
(4)
Information is based solely on an amended Schedule 13G filed with the SEC on February 6, 2026 by Janus Henderson Group plc ("JHG”). Includes shares of common stock issuable upon the exercise of pre-funded warrants beneficially owned by JHG. JHG is the ultimate parent of a number of SEC-registered investment advisers and foreign equivalents thereof, including but not limited to Janus Henderson Investors US LLC, Janus Henderson Investors UK Limited, Janus Henderson Investors Australia Institutional Funds Management Limited, Janus Henderson Investors Middle East Limited, Janus Henderson Investors (Jersey) Limited, Janus Henderson Investors (Japan) Limited, Janus Henderson Investors (Singapore) Limited, Kapstream Capital Pty Limited, Privacore Capital Advisors LLC, Tabula Investment Management Limited, and Victory Park Capital Advisors LLC (each, an “Asset Manager” and together, the “Asset Managers”). The Asset Managers generally exercise investment and/or voting discretion on behalf of their clients which include investment companies, other investment advisers, institutional separate accounts and retail separate accounts (collectively referred to herein as “Managed Portfolios”). As a result of their exercise of investment and/or voting discretion on behalf of the Managed Portfolios, the Asset Managers may be deemed to be the beneficial owner of the securities beneficially owned by JHG. Beneficial ownership includes shares of common stock and shares issuable upon exercise of pre-funded warrants; however, the pre-funded warrants are subject to a 9.99% beneficial ownership limitation. Due to the beneficial ownership limitation, shares of common stock issuable upon the exercise of pre-funded warrants beneficially owned by JHG are excluded from the beneficial ownership calculation. In accordance with SEC rules, shares issuable upon exercise of the pre-funded warrants are deemed outstanding for purposes of computing the reporting person's percentage ownership but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The address of the principal office of JHG is 201 Bishopsgate EC2M 3AE, United Kingdom.
(5)
Information is based solely on an amended Schedule 13G filed with the SEC on November 14, 2024 by Decheng Capital Global Life Sciences Fund IV, L.P, Decheng Capital Management IV (Cayman), LLC, Decheng Capital Global Healthcare Fund (Master), LP, Decheng Global Healthcare GP, LLC & Xiangmin Cui (“Decheng”). The amended Schedule 13G reports that Decheng and its affiliates has sole and shared voting and dispositive power with respect to shares of common stock. The address of Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, CA 94025.
(6)
Information is based solely on a Schedule 13G filed with the SEC on November 14, 2025 by Woodline Partners LP ("Woodline Partners"). Woodline Partners is the reporting person and may be deemed to beneficially own such shares as a result of investment and/or dispositive power over shares of common stock held by Woodline Master Fund LP. The address of the principal business office of Woodline Partners is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.
(7)
Consists of (i) shares of common stock held by Mr. Steel, (ii) shares of common stock held by the Steel Family Revocable Trust dated June 5, 2002 (Bruce D Steel as trustee), (iii) shares of common stock held by the Sierra Kathleen Steel Trust dated January 1, 2005 (Kevin N. Steel as trustee) and (iv) shares of common stock that Mr. Steel has the right to acquire from us within 60 days of April 1, 2026, pursuant to the exercise of stock options.

(8)
Consists of (i) shares of common stock held by Dr. Connelly and (ii) shares of common stock that Dr. Connelly has the right to acquire from us within 60 days of April 1, 2026, pursuant to the exercise of stock options.
(9)
Consists of (i) shares of common stock held by Ms. Zedelmayer and (ii) shares of common stock that Ms. Zedelmayer has the right to acquire from us within 60 days of April 1, 2026, pursuant to the exercise of stock options.
(10)
Consists of (i) shares of common stock held by BioBrit LLC, of which Mr. Bradbury is the managing member, (ii) shares of common stock held by The Bradbury Family 2009 Irrevocable Trust dated September 1, 2009, (iii) shares of common stock held by Annette E. Bradbury & Daniel M. Bradbury Irrevocable Descendant’s Trust (Annette E Bradbury trustee), (iv) shares of common stock held by Annette E. Bradbury & Daniel M. Bradbury Irrevocable Descendant’s Trust (Daniel M. Bradbury trustee) and (v) shares of common stock that Mr. Bradbury has a right to acquire from us within 60 days of April 1, 2026, pursuant to the exercise of stock options.
(11)
Consists of (i) shares of common stock held by the Martha J. Demski Trust dated October 1, 1994 and (ii) shares of common stock that Ms. Demski has the right to acquire from us within 60 days of April 1, 2026, pursuant to the exercise of stock options.
(12)
Consists of shares of common stock that Mr. Peter Colabuono has the right to acquire from us within 60 days of April 1, 2026 pursuant to the exercise of stock options.
(13)
Consists of (i) shares of common stock held by the McDermott Family Trust dated November 25, 2002 and (ii) shares of common stock that Mr. McDermott has the right to acquire from us within 60 days of April 1, 2026, pursuant to the exercise of stock options.
(14)
Consists of (i) shares of common stock held by Dr. Pruzanski and (ii) shares of common stock that Dr. Pruzanski has the right to acquire from us within 60 days of April 1, 2026, pursuant to the exercise of stock options.
(15)
Consists of shares of common stock that Dr. Troupin has the right to acquire from us within 60 days of April 1, 2026 pursuant to the exercise of stock options.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related-Person Transactions Policy and Procedures

Our Board has adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Certain Related-Person Transactions

The following includes a summary of transactions with related persons since January 1, 2023, to which we have been a party and in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years:

Employment Arrangements

We currently have written offer letters with our executive officers. For information about our offer letters with our named executive officers, refer to “Executive and Director Compensation—Agreements with our Named Executive Officers.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors. For information about our stock option awards to our named executive officers and our directors, refer to “Executive and Director

Compensation—Equity-Based Incentive Awards”, “Executive and Director Compensation—Outstanding Equity Awards at Fiscal Year-End” and “Executive and Director Compensation—Director Compensation.”

Biocon Agreements

On September 30, 2025 (the Termination Date), we entered into a termination agreement with Biocon Limited ("Biocon" and the agreement, the "Termination Agreement") pursuant to which Equillium and Biocon terminated the License Agreement, the Memorandum of Understanding dated April 7, 2022 and certain other corresponding agreements (collectively "Biocon Agreements"), with all licenses granted by Biocon to Equillium under the Biocon Agreements, including with respect to itolizumab, terminating and reverting to Biocon. See below for additional details regarding the Biocon Agreements. As consideration for certain technical services, we are obligated to provide to Biocon following the Termination Date, Biocon agreed to pay Equillium a technical service fee of $363,000. In lieu of Biocon paying the technical service fee to Equillium, Biocon set off amounts owed by Equillium to Biocon under the Biocon Agreements through the Termination Date, with the amount of such set-off equaling such technical service fee, plus any other amount that has been or may be invoiced by Equillium to Biocon for work performed by Equillium with respect to itolizumab through the Termination Date, and to be limited to the aggregate amounts that have been or may be invoiced by Biocon to Equillium, or are or may be otherwise owed by Equillium to Biocon, under or in connection with the Biocon Agreements through the Termination Date. We recorded the technical service fee and reversed our liabilities owed to Biocon in our consolidated financial statements for the year ended December 31, 2025 as the services were completed in the three months ended December 31, 2025. As of December 31, 2025, there are no further amounts payable to Biocon. As of December 31, 2025, Biocon no longer is a holder of more than 5% of our common stock and is no longer considered a related party.

In April 2022, we entered into an agreement with Biocon to collaborate on and co-fund a Phase 2 clinical study of itolizumab in subjects with ulcerative colitis that was being conducted by Biocon in India. Equillium and Biocon agreed to each fund a certain percentage of the total clinical study costs. The total clinical study costs to complete this study was approximately $1.4 million. During the fiscal years ended December 31, 2025 and 2024, we recorded a net reduction of research and development expenses of $0.2 million and recognized $0.4 million of research and development expenses, respectively, related to our portion of the total clinical study costs. The reduction in research and development expenses in 2025 resulted from the reversal of amounts owed to Biocon pursuant to the Termination Agreement. During the fiscal years ended December 31, 2025 and 2024, we paid Biocon $25,000 and $0.5 million, respectively, related to this clinical study. As of December 31, 2025 no amounts were accrued or invoiced by or payable to Biocon related to this clinical study, compared to accrued expenses of $0.2 million and no amounts invoiced by and payable to Biocon as of December 31, 2024. There are no further payments due under this agreement.

In February 2020, we entered into a master services agreement with Syngene International Limited (“Syngene”), a wholly-owned subsidiary of Biocon, for chemistry, manufacturing and controls (“CMC”) services associated with itolizumab development (the “Syngene MSA”). In July 2023, we entered into a work order totaling $5.4 million with Syngene for CMC activities, substantially all of which was paused in the third quarter of 2024. In 2024, the Company also entered into a work order for stability studies with Syngene totaling $0.1 million as well as purchase orders for CMC projects and purchases of drug product with Biocon totaling approximately $6.5 million, the majority of which was paused as of October 30, 2024. During the fiscal years ended December 31, 2025 and 2024, we recognized a net reduction of research and development expenses of $29,000 and recognized $3.7 million of research and development expenses, respectively, related to these CMC agreements. The reduction in research and development expenses in 2025 resulted from the reversal of amounts owed to Biocon pursuant to the Termination Agreement. During the fiscal years ended December 31, 2025 and 2024, we paid Biocon and Syngene $0.6 million and $3.9 million, respectively, related to these work orders. As of December 31, 2025, no amounts were accrued, invoiced by or payable to Biocon or Syngene, compared to accrued expenses of $43,000 and amounts invoiced by or payable to Biocon and Syngene of $0.6 million as of December 31, 2024. There are no further payments due under these work orders.

Ariagen Acquisition

On October 4, 2024, we entered into a stock purchase agreement with Ariagen, its stockholders and the securityholder representative, pursuant to which we acquired all of the issued and outstanding capital stock of Ariagen. Affiliates of Decheng Capital Management III (Cayman) LLC, a beneficial owner of more than 5% of our common stock, beneficially owned more than 92% of the capital stock of Ariagen. Pursuant to the stock purchase agreement, at the closing of the transaction, we assumed liabilities in the amount of $0.5 million, and we may become obligated to potentially pay up to a maximum of $55.0 million in regulatory approval milestones (of which up to approximately $50.6 million would go to affiliates of Decheng), which, at our election, can be paid in cash or shares of our common stock, which will be valued based on a pre-determined formula. We have no affirmative diligence obligations with respect to the further development of the Ariagen assets. We have not made, and we are not currently obligated to make, any payments to Decheng. Yu (Katherine) Xu, Ph.D., a former member of our board of directors, is a partner at Decheng Capital, and Peter Colabuono, a current member of our board of directors, is a managing director at Decheng Capital.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary the Company no later than , 2026 in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 28, 2027 and no later than February 27, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by the Company.

In addition to satisfying the deadlines in the “advance notice” provisions of our amended and restated bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.

Notices of any proposals or nominations for the Company’s 2027 Annual Meeting of Stockholders should be sent to the Secretary of the Company at 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Equillium stockholders will be “householding” the Company’s proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker or Equillium. Direct your written request to Equillium, Inc., Attn: Secretary, 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037, or call us at (858) 240-1200. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL FILINGS

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website at www.equilliumbio.com and click on “SEC Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Equillium, Inc. by mail at Attn: Secretary, 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037, by telephone at (858) 240-1200, or by email at ir@equilliumbio.com.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By	Order of the Board of Directors,

Bruce D. Steel
Chief Executive Officer
, 2026

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Secretary, Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037.

APPENDIX A

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EQUILLIUM, INC.

equillium, inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

first: The name of this corporation is Equillium, Inc. (the “Company”).

second: The date on which the Company’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is March 16, 2017. The Company was originally incorporated under the name Attenuate Biopharmaceuticals, Inc.

third: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), as follows: 1

Effective as of the effective time of 5:00 p.m., Eastern time, on the business day following the filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware (the “Effective Time”), each, two (2), three (3), four (4), five (5), six (6), seven (7), eight (8), nine (9), ten (10), eleven (11), twelve (12), thirteen (13), fourteen (14), fifteen (15), sixteen (16), seventeen (17), eighteen (18), nineteen (19), twenty (20) shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

1 These amendments approve the combination of any whole number of shares of Equillium’s common stock between and including [two (2) and twenty(20)] into one (1) share of Equillium’s common stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by Equillium’s Board of

Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by Equillium’ s Board of Directors to be in the best interests of Equillium and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. Equillium’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

fourth: The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective as of 5:00 p.m., Eastern time, on the business day following the filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

in witness whereof, equillium, inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this day of   , 2026.

equillium, inc.

By:
Bruce D. Steel
Chief Executive Officer

APPENDIX B

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EQUILLIUM, INC.

equillium, inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

first: The name of this corporation is Equillium, Inc. (the “Company”).

second: The date on which the Company’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is March 16, 2017. The Company was originally incorporated under the name Attenuate Biopharmaceuticals, Inc.

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), as follows:

1.
The Certificate of Incorporation is hereby amended by deleting Article IV Section A thereof and inserting the following in lieu thereof:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 410,000,000 shares. 400,000,000 shares shall be Common Stock, each having a par value of $0.0001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.0001.”

fourth: The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective as of 5:00 p.m., Eastern time, on the business day following the filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

in witness whereof, equillium, inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this day of   , 2026.

equillium, inc.

By:
Bruce D. Steel
Chief Executive Officer

Equillium C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Equillium, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 1, 2026 Thursday, May 28, 2026 1:00 PM, Pacific Time Annual Meeting to be held virtually via the internet - please visit www.proxydocs.com/EQ for more details YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 1:00 PM, Pacific Time, May 28, 2026. Internet: www.proxypush.com/EQ Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-855-680-7102 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/EQ. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Bruce D. Steel and Daniel M. Bradbury (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Equillium, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Equillium Equillium, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR both the nominees for director listed below and FOR Proposals 2, 3 and 4. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the Board's two nominees for Class II director named as nominees in the Proxy Statement to hold office until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal; 1.01 Charles McDermott 1.02 Bruce D. Steel FOR WITHHOLD FOR FOR 2. To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion; 3. To ratify the appointment by the Audit Committee of the Board of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026; FOR FOR 4. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 to 400,000,000 shares; and 5. To conduct any other business properly brought before the Annual Meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/EQ. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date